CONTACTS:                              MEDIA CONTACT:
INVESTOR CONTACT:                      Dru Popper-Lopez
Charleigh Shayne                       Director, Marketing
Director, Investor Relations           (972) 664-8040
(972) 664-8061

                         ODS NETWORKS, INC. ANNOUNCES
                       FOURTH QUARTER AND ANNUAL RESULTS


Richardson, Texas - January 20, 1999 - ODS Networks, Inc. (NASDAQ: ODSI), ("ODS"), today announced its results for the fourth quarter and year ended December 31, 1998.

Net sales for the year ended December 31, 1998 were $74.6 million, compared with $92.3 million in the preceding year. ODS reported a net loss of $25.8 million, or a loss per share of $1.50, for the year ended December 31, 1998 compared with a net loss of $4.9 million, or a loss per share of $0.30, for the preceding year.

Net sales for the fourth quarter of 1998 were $12.8 million, compared with $18.1 million for the fourth quarter of 1997. ODS reported a net loss of $17.0 million, or a loss per share of $0.92, for the fourth quarter of 1998 compared with a net loss of $3.5 million, or a loss per share of $0.21, for the fourth quarter of 1997.

The net loss reported for the year and the quarter ended December 31, 1998 include several charges related to the company's strategic restructuring which was announced on December 31, 1998. The strategic restructuring plans are designed to integrate the businesses acquired by ODS in 1998 and to focus ODS' efforts on high-performance network and data security solutions.

During the fourth quarter, the company recorded a $6.7 million charge to cost of sales to write down the value of inventory associated with older technologies and a $3.5 million restructuring charge to write off the value of certain fixed assets which are to be disposed of. The company also recorded a $0.4 million restructuring charge for severance pay related to the fourth quarter reduction of its professional staff by approximately 45 positions and its manufacturing operations staff by approximately 72 positions. Further, during the fourth quarter, the company recorded a $1.0 million charge to write off its investment in an affiliated company.

In May of 1998, the company acquired Essential Communication Corporation ("Essential") and recorded a $5.3 million charge for acquired in-process research and development. Although the company reported its second quarter results, including the Essential acquisition, in accordance with established accounting practice and the valuation provided by an independent appraisal, the company has evaluated an adjustment of the amount originally allocated to acquired in-process research and development to reflect the new methodology set forth in the September 15, 1998 letter from the SEC Staff to the American Institute of Certified Public Accountants. As a result of that evaluation, the company restated its results of operations for the second quarter of 1998 to reduce the charge for acquired in-process research and development to $2.3 million based on the new methodology set forth by the SEC Staff, and it reduced the loss reported in the second quarter and for the year by $3.0 million.

ODS
Fourth Quarter 1998 Results
Page 2 of 5

The company's income tax benefit for the year ended December 31, 1998 primarily reflects the amount that ODS will recover as a refund of income taxes paid by the company in prior years. The company did not record an income tax benefit as of December 31, 1998 related to the net operating losses which can be carried forward to offset taxable income in future years.

Ward Paxton, chairman, president and CEO of ODS, said, "Sales for 1998 and our performance were impacted by several factors including the declining market for modular shared media hubs, intense competition in the local area network market, and a reduction of sales to customers located in Asia." Paxton added, "To improve our performance, we have taken steps designed to focus on key growth opportunities such as the high-performance network and data security markets. The acquisitions of Essential and the CMDS Division of Science Applications International Corporation represent key components of ODS' strategy to provide unique, high-performance network and data security solutions. Our recent restructuring, which was announced in December, is a key step in our efforts to efficiently integrate these newly-acquired businesses and maintain our leading-edge technology position in our target market segments."

ODS completed two key acquisitions in 1998, demonstrating the company's strategy to pursue the high performance network and data security market segments. In May of 1998, the company acquired Essential, a leader in high performance networking technology. In January of 1999, Essential began shipping the ESN-10000 switch based on the world's fastest networking technology standard, capable of moving data at more than six times the speed of Gigabit Ethernet.

In September of 1998, ODS acquired specific assets and technologies of the CMDS (Computer Misuse and Detection System) Division of Science Applications International Corporation (SAIC). In January of 1999, ODS introduced CMDS 4.0, its next generation computer misuse and intrusion detection system. CMDS 4.0 is exceptionally scalable and incorporates an adaptable expert system to support the varying intrusion detection and computer misuse requirements of small businesses and large corporations to ISPs and government agencies. In addition, CMDS is highly complimentary to ODS' SecureCom and CryptoWatch family of data security products.

"We are entering 1999 with a 15-year record of providing leading technical solutions and customer service to notable customers, a solid balance sheet and a reduced cost structure," stated Tim Kinnear, chief operating officer of ODS. "With our recent completion of the industry's fastest network switch and the introduction of our next generation security software, we are executing our strategy to aggressively pursue the growth opportunities in the high-performance network and data security markets," concluded Kinnear.

ODS
Fourth Quarter 1998 Results
Page 3 of 5

ABOUT ODS NETWORKS, INC.

ODS Networks, Inc. is a leading provider of high-performance network and data security solutions. ODS products are used worldwide by government agencies and private and public companies. ODS provides leading edge software and hardware solutions that address the network's most demanding bandwidth and security challenges. Additional information about ODS is available at http://www.ods.com.

This release, other than historical information, includes forward-looking statements with respect to achieving corporate objectives, implementing corporate strategies and restructuring programs, completing the integration of the companies acquired during 1998, reducing costs, and certain other matters. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the difficulties and uncertainties in successfully developing and introducing new products, the ability to manage successfully the restructuring programs discussed above, the impact of changing economic conditions, business conditions in the networking industry, the ability to manage acquisitions effectively, the impact of market peers and their products as well as risks concerning future technology and others identified in the Company's Annual Report on Form 10-K, Quarterly Reports on Forms 10-Q and other Securities and Exchange Commission filings. These filings can be obtained by contacting ODS Investor Relations.

ODS is a registered trademark of ODS Networks, Inc. InfiniteSwitch, LANBlazer, CMDS, SecureCom and CryptoWatch are trademarks of ODS Networks, Inc. All other trademarks are the property of their respective owners.

                           (FINANCIAL TABLES FOLLOW)

ODS
Fourth Quarter 1998 Results
Page 4 of 5

                              ODS NETWORKS, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                    (In thousands except par value amounts)

                                                                   DECEMBER 31, DECEMBER 31,
                                                                       1998         1997
                                                                   ------------ ------------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents                                           $16,791      $17,911
 Short term investments                                                4,760       14,667
 Accounts receivable, net of allowance for doubtful
  accounts of $880 in 1998 and $758 in 1997                            6,265        8,668
 Income taxes receivable                                               4,749        3,159
 Inventories                                                           9,262       14,671
 Deferred tax assets                                                       -        1,721
 Other assets                                                            759        1,221
                                                                     -------      -------
TOTAL CURRENT ASSETS                                                  42,586       62,018

Property and equipment, net                                            7,627       11,836
Long term investments                                                      -        3,168
Intangibles, net                                                      10,614            -
Equity investments                                                       700            -
Other assets                                                             183          156
                                                                     -------      -------
TOTAL ASSETS                                                         $61,710      $77,178
                                                                     -------      -------
                                                                     -------      -------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable                                                    $ 3,345      $ 5,381
 Accrued expenses and deferred revenue                                 7,478        4,790
                                                                     -------      -------
TOTAL CURRENT LIABILITIES                                             10,823       10,171

Deferred tax liabilities                                               1,361          628
Capital lease obligations                                                 20            -

STOCKHOLDERS' EQUITY:
 Preferred stock, $.01 par value:
  Authorized shares 5,000; No shares issued and outstanding                -            -
 Common stock, $.01 par value:
  Authorized shares 80,000
  Issued and outstanding shares 18,513 in 1998
    and 16,486 in 1997                                                   185          165
 Additional paid-in capital                                           29,551       19,488
 Retained earnings                                                    21,282       47,032
 Note receivable from stockholder                                     (1,189)           -
 Foreign currency translation adjustments                               (323)        (306)
                                                                     -------      -------

                                                                     -------      -------
TOTAL STOCKHOLDERS' EQUITY                                            49,506       66,379
                                                                     -------      -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $61,710      $77,178
                                                                     -------      -------
                                                                     -------      -------

                                       (MORE)

ODS
Fourth Quarter 1998 Results
Page 5 of 5

                                 ODS NETWORKS, INC.
                     CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                       (In thousands except per share amounts)

                                                THREE MONTHS ENDED             YEAR ENDED
                                                   DECEMBER 31,               DECEMBER 31,
                                                 1998         1997         1998         1997
                                               -----------------------------------------------
Net sales                                      $12,785      $18,067      $74,610      $92,327
Cost of sales                                   14,973       12,852       50,230       55,795
                                              --------      -------     --------      -------

Gross profit                                    (2,188)       5,215       24,380       36,532

Operating expenses:
   Sales and marketing                           5,928        7,527       29,378       30,390
   Research and development                      3,389        2,519       12,244       10,810
   In process research and development (1)           -            -        3,347            -
   General and administrative                    1,235        1,205        4,882        4,912
   Amortization                                    540            -          968            -
   Restructuring Charge                          3,932            -        3,932            -
                                              --------      -------     --------      -------
Operating loss                                 (17,212)      (6,036)     (30,371)      (9,580)

Interest income, net                               281          482        1,398        1,639
Other expense                                     (986)           -       (1,122)           -
                                              --------      -------     --------      -------
Loss before income taxes                       (17,917)      (5,554)     (30,095)      (7,941)

Income tax benefit (2)                            (875)      (2,097)      (4,345)      (3,004)
                                               -------      -------      -------      -------
Net loss                                      $(17,042)     $(3,457)    $(25,750)     $(4,937)
                                              --------      -------     --------      -------
                                              --------      -------     --------      -------
Basic earnings (loss) per share               $  (0.92)     $ (0.21)    $  (1.50)     $ (0.30)
                                              --------      -------     --------      -------
                                              --------      -------     --------      -------
Diluted earnings (loss) per share             $  (0.92)     $ (0.21)    $  (1.50)     $ (0.30)
                                              --------      -------     --------      -------
                                              --------      -------     --------      -------
Weighted average common shares outstanding      18,508       16,486       17,190       16,437
                                              --------      -------     --------      -------
                                              --------      -------     --------      -------
Weighted average shares outstanding assuming
   Dilution                                     18,508       16,486       17,190       16,437
                                              --------      -------     --------      -------
                                              --------      -------     --------      -------

(1) In May of 1998, the company acquired Essential Communication Corporation (Essential) and recorded a $5.3 million charge for acquired in-process research and development. Although the company reported its second quarter results in accordance with established accounting practice and the valuation provided by an independent appraisal, the company has evaluated an adjustment of the amount originally allocated to acquired in-process research and development to reflect the new methodology set forth in the September 15, 1998 letter from the SEC Staff to the American Institute of Certified Public Accountants. As a result of that evaluation, the company restated its results of operations for the second quarter of 1998 to reduce the charge for acquired in-process research and development to $2.3 million, reduce the loss reported in the second quarter from $6.2 million to $3.2 million, and increase the intangibles recorded in the purchase price allocation by $3.0 million based on the new methodology set forth by the SEC Staff.

(2) The company's income tax benefit for the year ended December 31, 1998 primarily reflects the amount that ODS will recover as a refund of income taxes paid by the company in prior years. The company did not record an income tax benefit as of December 31, 1998 related to the net operating losses which can be carried forward to offset taxable income in future years.